UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 2, 2016 (December 2, 2016)

CHINA TELETECH HOLDING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	333-130937	59-3565377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Bao’an District, Guanlan Area, Xintian, Jun’xin Industrial Zone Building No. 9, 10, Shenzhen, Guangdong, China
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code (850) 521-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

On December 2, 2016, China Teletech Holding, Inc.’s (the “Company”), in connection with the previously disclosed dismissal of its independent registered accounting firm, entered into an engagement with Centurion ZD CPA Limited (“Centurion”) to retain Centurion as the Company’s independent public accounting firm. On the same day, Company’s board of directors approved and ratified the engagement of Centurion as its new independent registered public accounting firm.

During the year ended December 31, 2014, and during the subsequent interim period through the date of this Current Report on Form 8-K, the Company did not consult with Centurion regarding (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered on the Company’s financial statements by Centurion, in either case where written or oral advice provided by Centurion would be an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issues or (iii) any other matter that was the subject of a disagreement between us and our former auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

China Teletech Holding, Inc.

Date: December 2, 2016	By:	/s/ Yankuan Li
Name: Yankuan Li
Title: Chief Executive Officer (principal executive officer and duly authorized officer)

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